UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): March 27, 2023

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Mark A. Schroeder, Chairman of the Board of German American Bancorp, Inc. (the “Company”), will retire from the Company’s Board of Directors (the “Board”), effective as of the Company’s 2023 Annual Meeting of Shareholders, which is being held on May 18, 2023. On March 27, 2023, the Board appointed D. Neil Dauby, one of its current members and the Company’s President and Chief Executive Officer, to the additional office of Chairman of the Board, effective May 18, 2023. The Board also appointed Bradley M. Rust, the Company’s Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer, as the Company’s President, in addition to his existing roles, effective May 18, 2023, at which time Mr. Dauby will vacate the office of President. In each case, Mr. Dauby and Mr. Rust will serve in these new positions at the pleasure of the Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: March 29, 2023	By:	/s/ D. Neil Dauby
D. Neil Dauby, President and Chief Executive Officer